EXHIBIT 10.17

AMENDMENT NO. 3 TO

EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of October 30, 2003 by and between Countrywide Home Loans, Inc. (“Countrywide”) and HomeBanc Mortgage Corp. (“Seller”). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Countrywide and Seller dated as of April 4, 2002 (the “EPP Addendum”), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Countrywide and Seller dated as of July 17, 2001 (including all the Commitments, Amendments, Addenda Assignments of Trade and Assignments thereto, collectively, the “Loan Purchase Agreement”).

RECITALS

Countrywide and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Countrywide prior to delivery of certain mortgage loan documents. Countrywide and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Seller hereby agree as follows:

1.	Section 4(a) – Over/Under Account Minimum Balance: Countrywide and Seller agree that the Over/Under Account; “Minimum Balance” required to be maintained by Seller shall be amended to $2,600,000 and may be amended at any time at the sole discretion of Countrywide.”

2.	Section 7 (e)(iii) – Inability to Complete Review: Seller and Countrywide agree to delete section 7(e)(iii) in its entirety and replace it with the following:

“Countrywide shall not be obligated to purchase Loans under the Addendum if, 20% of the outstanding Loans are subject to an extension of the Review Period through November 30, 2003, if 15% of the outstanding Loans are subject to an extension of the Review Period through December 31, 2003, if 10% of the outstanding Loans are subject to an extension of the Review Period through January 31, 2004 and if 7% of the outstanding Loans are subject to an extension of the Review Period thereafter.”

3.	Exhibit J - Holdback Schedule: Countrywide and Seller agree to delete the Holdback Schedule and replace it with the following:

Through January 31, 2004			from February 1, 2004 and thereafter
Days over Review Period	Holdback as a percentage of Initial Purchase Price	Review Period Extension Fee	Days over Review Period	Holdback as a percentage of Initial Purchase Price	Review Period Extension Fee

1-15 days	5%	1.50% over the initial Net Interest Spread	1-15 days	5%	1.50% over the initial Net Interest Spread

16-30 days	10%	1.75% over the initial Net Interest Spread	16-30 days	10%	1.75% over the initial Net Interest Spread

31-45 days	15%	2.00% over the initial Net Interest Spread	31-45 days	15%	2.00% over the initial Net Interest Spread

46-135 days	25%	2.00% over the initial Net Interest Spread

4.	No Other Amendments. Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Countrywide as provided under the EPP Addendum and Loan Purchase Agreement.

5.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

6.	Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Countrywide and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE HOME LOANS, INC.		HOMEBANC MORTGAGE CORP.

By:	/S/ THOMAS C. WILLIAMS	By:	/S/

	Signature		Signature

Name:	Thomas C. Williams	Name:

Title:	President	Title: